Exhibit 14



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights," related to the Touchstone Value Opportunities Fund for the year ended September 30, 2008 and the period ended September 30, 2007, in the Prospectus/Proxy Statement of Federated American Leaders Fund, Inc. to the reorganization of Federated American Leaders Fund, Inc., into the Federated Clover Value Fund, a portfolio of Federated Equity Funds, in this Registration Statement on Form N-14 of Federated American Leaders Fund, Inc., filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

Cincinnati, Ohio
July 7, 2009